SECURITIES AND EXCHANGE
COMMISSION
                          Washington, D.C.  20549
                                 FORM 8-K
                              CURRENT REPORT
Pursuant to Section 13 and 15(d) of the Securities Exchange
Act of 1934


Date of Report (Date of earliest event reported): (November
25, 1996)



                     HALIFAX CORPORATION
(Exact name of registrant as specified in charter)




        Virginia          2-84160-W        54-0829246
(State or other jurisdiction  (Commission           (IRS
Employer ofincorporation)         File Number)
Identification
No.)


 5250 Cherokee Avenue,  Alexandria, Virginia   22312
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:(703) 750-

2202



            Not Applicable
(Former name or former address, if changed since last report)


Item 2.      Acquisition or Disposition of Assets

     (a) On November 25, 1996, Halifax Corporation acquired the ongoing computer network integration business of Consolidated
Computer Investors, Inc. of Hanover, Maryland through an asset purchase. These computer network integration and business solution activities will merge into and operate as a division of the Company's wholly-owned subsidiary, CMS Automation, Inc. The assets purchased included accounts receivable, inventory and furniture, fixtures and equipment used in the conduct of the operations. The Company paid $114,210 in cash and assumed secured debt totaling $1,679,713. The cash paid was equal to the estimated net assets purchased. The source of the consideration was the Company's ongoing working capital line of credit. Under the Uniform Commercial Code of the state of Maryland, the $114,210 cash proceeds were tendered to an escrow agent for inclusion in a Bulk Transfer transaction.
Item 7.     Financial Statements and Exhibits

(a) & (b)   It is impractical to provide the required financial

statements and pro forma  financial information at the time of the filing of this report.  Said financial statements and

information will be filed as soon as available but not later than 60 days from the date of this report.





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                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                   HALIFAX CORPORATION
                                    (Registrant)



Date: November 10, 1996         By:
                                    Howard C. Mills, President
                                     & Chief Executive Officer


Date: November 10, 1996         By:
                                    John D. D'Amore
                                    V.P. Finance & Accounting